Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CENTURY CITY CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.
FOUNDED 1866

July 10, 2015

PayPal Holdings, Inc.

2211 North First Street

San Jose, California 95131

Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed, on or about the date hereof, by PayPal Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of 115,100,231 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share, of which 103,100,231 Registered Shares are issuable or reserved for issuance pursuant to the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan and 12,000,000 Registered Shares are issuable or reserved for issuance pursuant to the PayPal Holdings, Inc. Employee Stock Purchase Plan (collectively, the “Plans” and each, a “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s Certificate of Incorporation, as amended and in effect on the date hereof, the Company’s Amended and Restated Certificate of Incorporation filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the Commission on July 10, 2015 (the “Restated Certificate”), resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Restated Certificate and the issuance of the Registered Shares pursuant to the Plans, and resolutions adopted by the sole stockholder of the Company related to the Plans and the Restated Certificate. We have also examined and relied upon originals or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to original documents of any copies thereof submitted to us for examination. As to facts relevant to

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

July 10, 2015

the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share that is newly issued pursuant to each of the Plans will be validly issued, fully paid and nonassessable when (a) the Registration Statement shall have become effective under the Securities Act, (b) such Registered Share shall have been duly issued and delivered in the manner contemplated by and in accordance with the applicable Plan, and (c) a certificate in due and proper form representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof) in accordance with the applicable Plan or, if any such Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the purchaser thereof upon payment of the agreed consideration therefor (in an amount not less than the par value thereof) in accordance with the applicable Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

The opinion expressed herein is expressed as of the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinion) that may come to our attention after such time.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP